EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY TO PRESENT AT UPCOMING INVESTOR CONFERENCES

DENVER, March 15, 2010 – St. Mary Land & Exploration Company (NYSE: SM) today announces that the Company will present at two upcoming investor conferences.

The Company's President and Chief Executive Officer, Tony Best, will present at Howard Weil's 38th Annual Energy Conference at 3:30pm central time on Monday, March 22, 2010, at the Sheraton New Orleans Hotel, located at 500 Canal Street, New Orleans, LA.  A copy of the conference presentation will be available on the Company's website the day of the presentation at stmaryland.com.

Mr. Best will also be presenting at the IPAA Oil & Gas Investment Symposium at 11:45am eastern time on Tuesday, April 13, 2010, at the Sheraton New York Hotel and Towers, located at 811 7th Avenue, New York, NY.  The conference presentation will be available the day of the presentation at stmaryland.com.  Additionally, the Company's presentation will be webcast and can be accessed through the Company's website.

ABOUT THE COMPANY

St. Mary Land & Exploration Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. St. Mary routinely posts important information about the Company on its website. For more information about St. Mary, please visit its website at stmaryland.com.

PR-10-5